Filed Pursuant to Rule 424(b)(7)
Registration No. 333-277500

PROSPECTUS SUPPLEMENT
(to Prospectus dated February 29, 2024)

ESAB Corporation

Up to 1,254,255 Shares of Common Stock
Offered by the Selling Stockholders

The selling stockholders identified in this prospectus supplement (the “selling stockholders”) are offering 1,254,255 shares of our common stock. We are not selling any shares of common stock under this prospectus supplement and the accompanying prospectus, and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

All 1,254,255 shares of our common stock that are being offered and sold in this offering are held in funds or accounts advised or subadvised by T. Rowe Price Associates, Inc. and T. Rowe Price Investment Management, Inc. (collectively, “T. Rowe Price”). The selling stockholders acquired 1,254,255 of these shares in a private transaction in connection with the Purchase Agreement, dated February 2, 2026, by and among us and the selling stockholders (the “Purchase Agreement”). We are registering the offer and sale of the shares held by the selling stockholders to satisfy registration rights we granted pursuant to a Registration Rights Agreement, dated June 1, 2026, by and among us and the selling stockholders (the “Registration Rights Agreement”). We are not selling any shares of our common stock under this prospectus supplement and will not receive any proceeds from the sale of our common stock by the selling stockholders.

Our common stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “ESAB.” On June 23, 2026 the closing price of our common stock as reported on the NYSE was $96.62 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated June 26, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or to which we have referred you. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. None of ESAB, the selling stockholders or any underwriter have authorized anyone to provide you with information different from, or inconsistent with, the information contained in this prospectus supplement and the accompanying prospectus. None of ESAB, the selling stockholders or any underwriter are making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. We, the selling stockholders and any underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement is a part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, the selling stockholders may from time to time sell shares of our common stock covered by this prospectus supplement and the accompanying prospectus. Additionally, under the shelf process, in certain circumstances, we may provide an additional prospectus supplement that will contain certain specific information about the terms of a particular offering by the selling stockholders. We may also provide an additional prospectus supplement to add information to, or update or change information contained in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus, together with any other applicable prospectus supplement, before deciding to invest in shares of our common stock. You may obtain this information without charge by following the instructions under “Incorporation of Certain Information by Reference” appearing elsewhere in this prospectus supplement.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus supplement, the words “ESAB,” “we,” “us,” “our” or the “Company” refer to ESAB Corporation, and the term “securities” refers to shares of our common stock.

THE COMPANY

Founded in 1904, ESAB Corporation is a focused premier industrial compounder. ESAB provides its partners with fabrication technology advanced equipment, consumables, gas control equipment, robotics and digital solutions. The Company’s rich history of innovative products and workflow solutions and our business management system, ESAB Business Excellence, enables the Company’s purpose of Shaping the world we imagineTM. We formulate, develop, manufacture and supply consumable products and equipment, including cutting, joining and welding robotics, as well as gas control equipment and advanced non-destructive testing instrumentation. Our products are marketed under several brand names, most notably ESAB, providing a wide range of products with innovative technologies to solve challenges in virtually any industry. Our sales channels include both independent distributors and direct salespeople that, depending on geography and end market, sell our products to our end users. ESAB is based in North Bethesda, Maryland and serves customers in approximately 150 countries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

All statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this prospectus supplement is filed with the SEC. Statements that could be deemed to be forward-looking statements, include statements regarding: the impact of the war in Ukraine and conflicts in the Middle East and the resulting escalating geopolitical tensions on our business; projections of revenue, profit margins, expenses, tax provisions and tax rates, earnings or losses from operations, impact of foreign exchange rates, cash flows, pension and benefit obligations and funding requirements, synergies or other financial items; plans, strategies and objectives of our management for future operations, including statements relating to potential acquisitions, compensation plans or purchase commitments; developments, performance, industry or market rankings relating to products or services; future economic conditions or performance, including the impact of inflationary pressures, tariffs and trade policies, foreign exchange fluctuations and commodity prices; the outcome of outstanding claims or legal proceedings, including asbestos-related liabilities and insurance coverage litigation; potential gains and recoveries of costs; assumptions underlying any of the foregoing; and any other statement that addresses activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements may be, but are not always, characterized by terminology such as “believe,” “anticipate,” “should,” “would,” “could,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “targets,” “aims,” “seeks,” “sees” or similar expressions. These statements are based on assumptions and assessments made by our management as of the filing date of this prospectus supplement in light of their experience and perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties and actual results or outcomes, or the timing of results or outcomes, could differ materially due to numerous factors, including but not limited to the following:

●	the war in Ukraine and conflicts in the Middle East, escalating geopolitical tensions and the potential for an extended regional war and the related impact on energy supplies and prices;

●	changes in the general economy, including disruptions caused by geopolitical conflicts, as well as the cyclical nature of the markets we serve;

●	supply chain constraints and backlogs and risks affecting the availability and prices for raw materials, parts and components, including tariffs and trade disputes, labor shortages and inefficiencies, freight and logistical challenges and inflation in raw material, part, component, freight and delivery costs and our ability to increase our prices to account for increased costs;

●	volatility in the commodity markets and certain commodity prices, including oil and steel;

●	our ability to identify, finance, acquire and successfully integrate attractive acquisition targets;

●	our exposure to unanticipated liabilities resulting from acquisitions;

●	significant movements in foreign currency exchange rates or inflation rates;

●	the impact of natural or man-made disasters, adverse or extreme weather events or conditions, epidemics, pandemics and other global health events;

●	our ability and the ability of our customers to access required capital at a reasonable cost;

●	our ability to accurately estimate the cost of or realize savings from our restructuring programs;

●	the amount of, and our ability to estimate and manage, our asbestos-related liabilities;

●	the solvency of our insurers and the likelihood of their payment for asbestos-related costs;

●	material disruptions at any of our manufacturing facilities;

●	noncompliance with various laws and regulations associated with our international operations, including anti-bribery laws, export control regulations and sanctions and embargoes;

●	risks associated with our international operations, including risks from tariffs and other trade protection measures and other changes in trade relations;

●	risks associated with the representation of our employees by trade unions and works councils;

●	our exposure to product liability claims;

●	potential costs and liabilities associated with environmental, health and safety laws and regulations;

●	failure to maintain, protect and defend our intellectual property rights;

●	our ability to attract and retain our employees, including the loss of key members of our leadership team;

●	restrictions in our financing arrangements that may limit our flexibility in operating our business;

●	impairment in the value of intangible assets;

●	the funding requirements or obligations of our defined benefit pension plans and other postretirement benefit plans;

●	new regulations and customer preferences reflecting an increased focus on environmental, social and governance issues, including regulations related to climate change and the use of conflict minerals;

●	service interruptions, data corruption, cyber-based attacks or network security breaches affecting our electronic information systems;

●	risks arising from changes in technology, including failure to successfully integrate new technologies such as artificial intelligence;

●	the competitive environment in our industries;

●	changes in our tax rates, realizability of deferred tax assets or exposure to additional income tax liabilities;

●	our ability to manage and grow our business and execution of our business and growth strategies;

●	the level of capital investment and expenditures by our customers in our strategic markets;

●	our financial performance;

●	difficulties and delays in integrating or fully realizing projected cost savings and benefits of our acquisitions; and

●	other risks and factors set forth under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, in each case, filed with the SEC.

You should not place undue reliance on our forward-looking statements and you should not rely on forward-looking statements as predictions of future events. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein should not be construed to be exhaustive and speak only as of the date on which they were made. We do not assume any obligation to update or revise any forward-looking statement, whether because of new information, future events and developments or otherwise.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully all of the risks described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable free writing prospectus.

There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Statement Concerning Forward-Looking Statements” included elsewhere in this prospectus supplement and the accompanying prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. See “Incorporation of Certain Information by Reference” below.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock being offered by the selling stockholders. We will bear the fees and expenses incurred in effecting the registration of the shares covered by this prospectus supplement, including, without limitation, all registration, filing, and printing fees and expenses, and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS

This prospectus supplement relates to the resale from time to time of up to an aggregate of 1,254,255 shares by the selling stockholders.

On June 1, 2026, the selling stockholders acquired an aggregate of 1,254,255 shares of common stock in a private placement pursuant to the Purchase Agreement. This prospectus supplement relates to the resale of such 1,254,255 shares of common stock. In accordance with our obligations under the Registration Rights Agreement, we agreed to register the resale of the selling stockholders’ shares offered hereby.

The following table sets forth information concerning the shares of common stock that may be offered from time to time by the selling stockholders. The number of shares beneficially owned by the selling stockholders is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the selling stockholders have sole or shared voting power or investment power. Percentage ownership is based on 60,881,712 shares of common stock outstanding as of April 28, 2026, plus the 1,254,255 shares of common stock issued pursuant to the terms of the Purchase Agreement. For purposes of this table, we have assumed that the selling stockholders will have sold all of the shares of common stock covered by this prospectus supplement upon the completion of the offering. The selling stockholders listed have sole voting and investment power with respect to the shares beneficially owned by the selling stockholders unless noted otherwise.

The names of the selling stockholders, the maximum number of shares to be sold by the selling stockholders and the other information regarding the selling stockholders (other than the percentages) in the following table has been provided to us by or on behalf of the selling stockholders, and the selling stockholders may have sold, transferred, or otherwise disposed of all or a portion of the shares of common stock after the date on which they provided us with information regarding their securities. A selling stockholder may sell all, some or none of its shares of common stock in this offering. See the section titled “Plan of Distribution.”

	Common Stock Beneficially Owned Before this Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus Supplement	Common Stock Beneficially Owned Upon Completion of this Offering
Selling Stockholder	Number	Percentage	Number	Percentage
T. Rowe Price Global Industrials Fund(1)	3,262	*	3,262	*
T. Rowe Price U.S. Equities Trust(1)	80,220	*	16,406	*
T. Rowe Price Mid-Cap Value Fund, Inc.(1)	2,078,061	3.34%	524,038	2.50%
T. Rowe Price U.S. Mid-Cap Value Equity Trust(1)	1,337,515	2.15%	328,186	1.62%
STATE OF MICHIGAN AS TRUSTEE OF THE STATE OF MICHIGAN 401(k) PLAN AND THE STATE OF MICHIGAN 457 PLAN(1)	25,583	*	6,311	*
SEASONS SERIES TRUST - SA MULTI-MANAGED MID CAP VALUE PORTFOLIO(1)	8,957	*	2,251	*
T. Rowe Price Mid-Cap Growth Fund, Inc.(2)	2,720,112	4.38%	216,399	4.03%
T. Rowe Price Institutional Mid-Cap Equity Growth Fund(2)	313,224	*	26,295	*
T. Rowe Price Mid-Cap Growth Portfolio(2)	49,328	*	4,003	*
T. Rowe Price U.S. Equities Trust(2)	75,937	*	4,155	*
TD Mutual Funds – TD U.S. Mid-Cap Growth Fund(2)	181,379	*	15,303	*
Great-West Funds, Inc. - Great-West T. Rowe Price Mid Cap Growth Fund(2)	228,126	*	17,698	*
Brighthouse Funds Trust I - T. Rowe Price Mid Cap Growth Portfolio(2)	127,581	*	9,915	*
T. Rowe Price U.S. Mid-Cap Growth Equity Trust(2)	942,961	1.52%	73,911	1.40%
Empower Annuity Insurance Company(2)	65,041	*	5,121	*
University of Colorado Health(2)	13,573	*	1,001	*

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	The principal business office address for these selling stockholders is T. Rowe Price Associates, Inc., 1307 Point Street, Baltimore, Maryland 21231.

(2)	The principal business office address for these selling stockholders is T. Rowe Price Investment Management, Inc., 1307 Point Street, Baltimore, Maryland 21231.

PLAN OF DISTRIBUTION

We are registering the resale of shares of common stock (collectively, the “shares”) from time to time after the date of this prospectus. We will not receive any of the proceeds from sales by the selling stockholders. We will bear all fees and expenses incident to our obligation to register the shares.

The selling stockholders may sell all or a portion of the shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.

In connection with sales of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell shares short and if such short sale shall take place after the date that this registration statement is declared effective by the Commission, the selling stockholders may deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the Securities and Exchange Commission.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agent participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares. Upon our being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus may be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer, where applicable, (v) that such broker-dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares registered pursuant to the registration statement of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We will pay all expenses of the registration of the shares pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

EXPERTS

The consolidated financial statements of ESAB Corporation appearing in ESAB Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of ESAB Corporation’s internal control over financial reporting as of December 31, 2025 (excluding the internal control over financial reporting of EWM GmbH), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of ESAB Corporation’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of EWM GmbH from the scope of such firm's audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus supplement will be passed upon for us by Gibson, Dunn & Crutcher LLP.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus supplement certain information we have filed with the SEC. This means that we disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act. Unless specifically listed below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement. We incorporate by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 20, 2026;

●	The portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2026, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended April 3, 2026, filed with the SEC on May 7, 2026;

●	Our Current Reports on Form 8-K, filed with the SEC on February 2, 2026, March 26, 2026, April 2, 2026, May 12, 2026, June 2, 2026 and June 12, 2026; and

●	The description of our common stock contained in our registration statement on Form 10 pursuant to which we registered our common stock under Section 12 of the Exchange Act, initially filed with the SEC on February 22, 2022, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022, and as subsequently amended or updated.

We also incorporate by reference all documents that we subsequently file with the SEC after the filing of this prospectus supplement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act and prior to the termination of the offering. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC.

We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus supplement, if such person makes a written or oral request directed to:

ESAB Corporation

909 Rose Avenue, 8th Floor

North Bethesda, MD 20852

Attention: General Counsel

(301) 323-9099

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with other information.

PROSPECTUS

ESAB CORPORATION

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

UNITS

We may from time to time offer to sell our senior or subordinated debt securities, common stock or preferred stock, either separately or represented by warrants, depositary shares or purchase contracts, as well as units that include any of these securities or securities of other entities. The senior or subordinated debt securities may consist of debentures, notes or other types of debt. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “ESAB.” The senior or subordinated debt securities, preferred stock, warrants and purchase contracts may be convertible or exercisable or exchangeable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our principal executive offices are located at 909 Rose Avenue, 8th Floor, North Bethesda, Maryland 20852. Our telephone number is (301) 323-9099.

Investing in our securities involves certain risks. See the “Risk Factors” section of our filings with the Securities and Exchange Commission as well as the risk factors and other information contained in the applicable prospectus supplement, any related free writing prospectus and in the documents we incorporate by reference into this prospectus or any applicable prospectus supplement. See “Where You Can Find More Information.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 29, 2024.

i

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

Statements contained in this prospectus, any prospectus supplement and any free writing prospectus that we have authorized, or that are incorporated by reference into this prospectus or any prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

We are currently subject to the periodic reporting and other information requirements of the Exchange Act and in accordance therewith file reports and other information with the SEC. You will find additional information about us in our SEC filings. Our SEC filings are available to you at the SEC’s Internet site at www.sec.gov. In addition, we will make the information filed with or furnished to the SEC available free of charge through our website at www.esabcorporation.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, ESAB’s website is not incorporated by reference and is not part of this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “registrant,” “we,” “us,” and “our” refer to ESAB Corporation and its subsidiaries.

ABOUT THE COMPANY

Founded in 1904, ESAB Corporation is a focused premier industrial compounder. On April 4, 2022, ESAB completed its separation from Colfax Corporation and became an independent, publicly-traded company, listed on the New York Stock Exchange. We provide our partners with advanced equipment, consumables, gas control equipment, robotics and digital solutions. Our rich history of innovative products and workflow solutions and our business system, ESAB Business Excellence, enables our purpose of Shaping the world we imagineTM. Our products are utilized to solve challenges in a wide range of industries, including cutting, joining and automated welding. Products are marketed under several brand names, most notably ESAB, which we believe is well known in the international welding industry. ESAB’s comprehensive range of welding consumables includes electrodes, cored and solid wires and fluxes using a wide range of specialty and other materials and cutting consumables includes electrodes, nozzles, shields and tips. ESAB’s equipment ranges from portable welding machines to large customized automated cutting and welding systems. ESAB also offers a range of software and digital solutions to help its customers increase their productivity, remotely monitor their welding operations and digitize their documentation. Products are sold into a wide range of global end markets, including general industry, infrastructure, renewable energy, medical and life sciences, transportation, construction and energy. Our sales channels include both independent distributors and direct salespeople that, depending on geography and end market, sell our products to our end users. ESAB is based in North Bethesda, Maryland and employs approximately 9,000 associates and serves customers in approximately 150 countries.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus certain information we have filed with the SEC. This means that we disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless specifically listed below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. We incorporate by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 29, 2024;

●	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2023, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022; and

●	the description of our common stock contained in our registration statement on Form 10 pursuant to which we registered our common stock under Section 12 of the Exchange Act, initially filed with the SEC on February 22, 2022, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022, and as subsequently amended or updated.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

ESAB Corporation

909 Rose Avenue, 8th Floor

North Bethesda, Maryland 20852

Attention: General Counsel

You should rely only on the information incorporated by reference or provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with other information.

USE OF PROCEEDS

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us for our sale of securities under this prospectus. We will not receive the net proceeds of any sales by selling security holders. Unless otherwise stated in the applicable prospectus supplement, we will use the proceeds of any offering for general corporate purposes, which may include repayment of debt, acquisitions, additions to working capital and capital expenditures.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the senior or subordinated debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts or units that may be offered under this prospectus.

Any senior debt securities offered under this prospectus will be governed by a senior debt indenture, and any subordinated debt securities offered under this prospectus will be governed by a subordinated debt indenture. The forms of both indentures have been filed as exhibits hereto.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution for the securities to be offered under the supplement. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

SELLING SECURITY HOLDERS

We will set forth information about selling security holders, where applicable, in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

VALIDITY OF THE SECURITIES

Gibson, Dunn & Crutcher LLP will pass upon the validity of any securities issued under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated and combined financial statements of ESAB Corporation appearing in ESAB Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of ESAB Corporation’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

1,254,255 shares

Common Stock

PROSPECTUS SUPPLEMENT

June 26, 2026